Exhibit 99.1

VALSPAR REPORTS SECOND-QUARTER RESULTS

Company Reaffirms FY 2009 Guidance

MINNEAPOLIS, Minn., May 18, 2009 – The Valspar Corporation (NYSE-VAL) today reported its results for the second-quarter ended May 1, 2009. Second-quarter sales totaled $668.4 million, a 20.1 percent decline from the second quarter of 2008. Second-quarter adjusted net income per share was $0.36 in 2009 and $0.41 in 2008, excluding non-cash adjustments of $0.03 per share for Huarun minority interest shares in 2008 and 2009, and a $0.05 per share charge in 2009 related to restructuring actions. Reported net income for the second quarter of 2009 was $31.1 million. Second-quarter reported earnings per share in 2009 were $0.28. Reported net income for the second quarter of 2008 was $40.8 million. Second-quarter reported earnings per share in 2008 were $0.38.

“Despite a very difficult demand environment, we were able to deliver earnings for the quarter consistent with our expectations,” said William L. Mansfield, Valspar chairman and chief executive officer. “While we do not expect industrial markets to improve for the balance of the year, the earnings momentum generated by the strong execution and operational discipline of Valspar employees globally gives us confidence in our ability to deliver fiscal year 2009 adjusted net income per share, excluding restructuring charges, in the range of $1.55 to $1.65.”

William L. Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 a.m. Central Time May 18th through Midnight on May 29th by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 998759.

Investor Contact: Tyler Treat, (612) 851-7358

Media Contact: Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended May 1, 2009 and April 25, 2008

	Second Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2009	2008	2009	2008
Net Sales	$668,384	$836,379	$1,307,881	$1,601,503
Cost of Sales	447,248	592,118	897,401	1,146,777
Gross Profit	221,136	244,261	410,480	454,726
Research and Development	22,543	24,608	45,612	47,350
Selling and Administrative	141,499	142,549	273,531	275,291
Income From Operations	57,094	77,104	91,337	132,085
Interest Expense	10,581	13,914	22,507	29,597
Other (Income) Expense, Net	86	1,309	640	3,943
Income Before Income Taxes	46,427	61,881	68,190	98,545
Income Taxes	15,297	21,034	22,892	33,683
Net Income	$31,130	$40,847	$45,298	$64,862
Huarun Redeemable Stock Accrual (1)	(3,318)	(2,915)	(6,636)	(5,829)
Net Income Available to Common Stockholders	27,812	37,932	38,662	59,033
Average Number of Shares O/S – basic	99,996,680	99,617,232	99,889,693	99,855,456
Average Number of Shares O/S – diluted	100,538,299	100,180,834	100,396,752	100,556,774
Net Income per Common Share – basic	$0.28	$0.38	$0.39	$0.59
Net Income per Common Share – diluted	$0.28	$0.38	$0.39	$0.59

(1)  Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.03 in the second quarter of 2009, $0.06 year to date in 2009, $0.03 in the second quarter of 2008 and $0.06 year to date in 2008.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures – “Adjusted Net Income per Common Share – diluted” and “Full Year Guidance for Adjusted Net Income per Common Share – diluted” – which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect on the results in the 2009 and 2008 periods of the non-cash accrual relating to the Huarun acquisition and the effect of the restructuring charges in 2009.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Second Quarter		Year-To-Date
	2009	2008	2009	2008
Net Income per Common Share - diluted	$0.28	$0.38	$0.39	$0.59
Huarun Redeemable Stock Accrual	0.03	0.03	0.06	0.06
Restructuring Charges	0.05	—	0.11	—
Adjusted Net Income per Common Share - diluted	$0.36	$0.41	$0.56	$0.65

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2009
Forecasted Net Income per Common Share - diluted	$1.27 - $1.34
Huarun Redeemable Stock Accrual	$0.09
Restructuring Charges	$0.19 - $0.22
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.55 - $1.65

(Dollars in thousands)	May 1, 2009	October 31, 2008	April 25, 2008
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$75,640	$90,073	$77,917
Accounts and Notes Receivable, Net	491,061	565,237	578,612
Inventories	239,239	271,423	320,254
Deferred Income Taxes	32,132	31,989	28,012
Prepaid Expenses and Other	88,348	88,298	93,329
Total Current Assets	926,420	1,047,020	1,098,124
Goodwill	1,312,118	1,352,813	1,374,422
Intangibles, Net	626,494	619,468	605,447
Other Assets	5,337	7,123	14,369
Long Term Deferred Income Taxes	2,714	3,902	2,456
Property, Plant & Equipment, Net	459,361	489,716	516,717
Total Assets	$3,332,444	$3,520,042	$3,611,535

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$285,977	$159,514	$304,827
Current Portion of Long Term Debt	0	12	27
Trade Accounts Payable	252,761	400,763	385,546
Income Taxes	9,927	29,156	2,951
Accrued Liabilities	245,423	290,898	243,814
Total Current Liabilities	794,088	880,343	937,165
Long Term Debt, Net of Current Portion	695,392	763,129	807,900
Deferred Income Taxes	227,297	224,764	219,724
Deferred Liabilities	161,340	165,361	178,798
Total Liabilities	1,878,117	2,033,597	2,143,587
Huarun Redeemable Stock	40,213	33,577	43,170
Stockholders’ Equity	1,414,114	1,452,868	1,424,778
Total Liabilities and Stockholders’ Equity	$3,332,444	$3,520,042	$3,611,535

The Valspar Corporation

Other Financial Data

Dollars in millions

	Quarter 2		YTD
	2009	2008	2009	2008
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	33.1%	29.2%	31.4%	28.4%
Gross Margin, adjusted for cost of restructuring	34.3%	29.2%	32.4%	28.4%

Operating Expense as a percentage of net sales *
Operating Expense, reported	24.5%	20.0%	24.4%	20.1%
Operating Expense, adjusted for cost of restructuring	24.5%	20.0%	24.1%	20.1%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	8.5%	9.2%	7.0%	8.2%
Operating Profit, adjusted for cost of restructuring	9.7%	9.2%	8.3%	8.2%

	Quarter 2		YTD
	2009	2008	2009	2008
II. Segment Data
Sales
Coatings	$357.8	$493.9	$732.5	$965.3
Paint	$257.2	$261.8	$469.9	$490.6
All Other less intersegment sales	$53.4	$80.7	$105.5	$145.6
Total	$668.4	$836.4	$1,307.9	$1,601.5

Earnings Before Interest and Taxes (EBIT) *
Coatings	$29.9	$49.5	$54.8	$88.8
Paint	$35.3	$23.5	$51.3	$41.8
All Other	$(8.2)	$2.8	$(15.4)	$(2.5)
Total	$57.0	$75.8	$90.7	$128.1

Earnings Before Interest and Taxes (EBIT) *, adjusted for
cost of restructuring
Coatings	$35.4	$49.5	$67.5	$88.8
Paint	$35.6	$23.5	$51.9	$41.8
All Other	$(6.1)	$2.8	$(11.7)	$(2.5)
Total	$64.9	$75.8	$107.7	$128.1

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.